UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2005

CMKM DIAMONDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26919	90-0070390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4760 South Pecos Road, Suite 211 Las Vegas, Nevada	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 966-6328

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

United Carina – Entourage Agreement

CMKM Diamonds Inc. has continued to be in default under an agreement with United Carina Resources Corp., as described in Item 1.02 below.

On October 20, 2005, CMKM Diamonds Inc. (“CMKM”) entered into an Assignment Agreement with Entourage Mining Ltd. (“Entourage”). Under the terms of the agreement, CMKM assigned its 50% interest in United Carina Resources Corp.’s (“United Carina”) claims located in the Hatchet Lake area of Canada to Entourage. Entourage, in exchange for CMKM’s interest in the Hatchet Lake area, has agreed to issue CMKM a total of 15,000,000 shares of its common stock. The obligations of Entourage are expressly subject to Entourage closing, on or before October 28, 2005, a minimum of $1,050,000 in equity financing.

A copy of the Assignment Agreement between Entourage and CMKM is attached hereto as Exhibit 10.1.

Nevada Minerals – Entourage Agreement

On October 20, 2005, CMKM entered into a Mineral Property Purchase Agreement with Entourage, whereby CMKM agreed to sell its 36% interest in mineral claims it had with Nevada Minerals, Inc. in the Forte Diamond property of Saskatchewan, Canada. Entourage, in exchange for CMKM’s interest in the claims, has agreed to issue CMKM a total of 5,000,000 shares of its common stock. Nevada Minerals, Inc. has also read and consented to the agreement between CMKM and Entourage. The obligations of Entourage are expressly subject to Entourage closing, on or before October 28, 2005, a minimum of $1,050,000 in equity financing.

A copy of this Mineral Property Purchase Agreement between Entourage and CMKM is attached hereto as Exhibit 10.2.

It is the intention of CMKM to distribute the shares to be received from Entourage to its stockholders, once a proper method of distribution is decided upon. CMKM plans to use the assistance of Mr. Robert Maheu, Mr. Bill Frizzell, and Mr. Donald J. Stoecklein to coordinate the efforts of a liquidating distribution of the Entourage shares to CMKM stockholders. There will be no voting rights attached to the Entourage shares, including the shares described in Item 1.02 below, until such time as the shares are distributed to the CMKM stockholders.

Item 1.02 Termination of a Material Definitive Agreement

United Carina Default

Under the terms of the agreement between CMKM and United Carina on October 23, 2004, CMKM was obligated to spend a total of $500,000 on exploration of the Hatchet Lake properties over the 12 months from the date of the agreement. CMKM does not have the necessary capital to meet this obligation and has therefore defaulted under the terms of the agreement. Furthermore, due to the ongoing Securities and Exchange Commission investigation currently being conducted, CMKM has been unable to raise the necessary capital needed to meet the requirements of the above mentioned agreement. Since CMKM was not able to meet its obligations to United Carina, CMKM deemed it to be in the best interest of CMKM to assign its interest in United Carina to Entourage as described in Item 1.01 above.

On October 20, 2005, the agreement between CMKM and United Carina was officially terminated upon the signing of the Assignment Agreement with Entourage Mining. There are no material early termination penalties as a result of the agreement being terminated, but CMKM has consented to and agreed to hold harmless Entourage for entering into the new agreement with United Carina.

1010 Default

Under the terms of the agreement between CMKM and 101047025 Saskatchewan Ltd. (“1010”) dated August 1, 2003, CMKM was obligated to provide the necessary capital for maintenance of claims located in the Smeaton / Forte a la Corne property as well as the drilling and exploration expenses. CMKM has been financially incapable of meeting these obligations and has therefore defaulted under the terms of the agreement. Furthermore, due to the ongoing Securities and Exchange Commission investigation currently being conducted, CMKM has been unable to raise the necessary capital needed to meet the requirements of the above mentioned agreement. Since CMKM was not able to meet its obligations to 1010, CMKM deemed it to be in the best interest of CMKM to consent to the purchase of those claims by Entourage. Entourage, in exchange for acquiring these claims, has agreed to issue 38,888,888 shares of common stock to 1010. Mr. Emerson Koch, acting on behalf of 1010, has agreed to transfer 30,000,000 shares of Entourage’s stock to CMKM, which will also be distributed to CMKM stockholders.

On October 20, 2005, the agreement between CMKM and 1010 was officially terminated upon the signing of a purchase agreement between 1010 and Entourage. There are no material early termination penalties as a result of the agreement being terminated, but CMKM has consented to and agreed to hold harmless Entourage for entering into the new agreement with 1010.

Nevada Minerals Default

CMKM defaulted on its agreement with Nevada Minerals, Inc. dated July 19, 2004, due to CMKM not being able to provide the capital needed for maintenance, drilling, and exploration expenses for the Forte Diamond property of Saskatchewan. On October 20, 2005, the agreement between CMKM and Nevada Minerals was officially terminated upon the signing of the Mineral Property Purchase Agreement between CMKM and Entourage. There are no material early termination penalties as a result of the agreement being terminated.

In addition, CMKM continues to be in default on its agreement with Nevada Minerals regarding the American Shaft in Ecuador. CMKM has received several default notices from Nevada Minerals; however is currently in discussion with Nevada Minerals for a possible way to cure the default.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 20, 2005, Mr. Robert A. Maheu notified CMKM of his resignation as a member and Co-Chairman of the Board of Directors. His resignation was effective as of 10:00 a.m. on October 20, 2005. CMKM believes it is in the best interest for the company to accept Mr. Mahue’s resignation as a director due to CMKM’s current lack of funds to continue its operations and in anticipation of a distribution to CMKM stockholders of the anticipated receipt of the Entourage stock, whereby Mr. Maheu has agreed to lend his assistance to CMKM and its stockholders as a consultant, trustee, or in any other capacity as needed during the winding up of CMKM’s affairs. Additionally, Mr. Maheu has agreed to waive his rights to any past financial obligations due him from CMKM.

Mr. Urban Casavant will remain as the sole officer and director of CMKM until the affairs of CMKM are wound up. As a result of health concerns, Mr. Casavant intends to resign as the sole officer and director effective immediately upon a determination that all shares and other assets of CMKM have been properly disbursed to its stockholders.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On October 20, 2005, Entourage Mining Ltd. issued a press release to announce Entourage’s increased interest in the Hatchet Lake Uranium property. In the release by Entourage, the Assignment Agreement entered into between Entourage and CMKM was discussed. A copy of the press release is attached hereto as Exhibit 99.1

Section 8 – Other Events

Item 8.01 Other Events

On October 21, 2005, the Board of Directors of CMKM approved the formation of a task force consisting of Mr. Robert A. Maheu, Mr. Donald J. Stoecklein, and Mr. Bill Frizzell for the purpose of assisting CMKM and Mr. Maheu, as a designated trustee, to conduct an orderly and verifiable pro rata liquidating distribution of any Entourage shares as reference herein and any other available assets of CMKM.

Mr. Maheu has been selected by the Board of Directors to oversee and facilitate the distribution of the Entourage shares and all other assets. Mr. Maheu has been directed by the sole officer and director of CMKM, Mr. Urban Casavant, to use all means possible, including filing appropriate actions in either Federal or State court, to assure that the bona fide stockholders of CMKM receive a pro rata distribution of the 50 million Entourage shares and any other assets of CMKM.

Procedures for facilitating the pro rata distribution of Entourage shares, based upon a verifiable ownership of CMKM shares is being implemented by the CMKM board and the herein referenced task force. A future filing and/or communications will provide information as the procedure.

As a result of the recent events surrounding CMKM, the Stoecklein Law Group has been requested by the Board of Directors of CMKM to withdraw its Petition for Review in the Matter of CMKM Diamonds, Inc., Administrative Proceeding File No. 3-11858. On October 21, 2005, a formal withdrawal of its petition for review to the Securities and Exchange Commission was submitted. CMKM has requested the Commission withdraw the petition and institute the Initial Decision of the Administrative Law Judge revoking registration of the common stock of CMKM pursuant to Section 12(j) of the Exchange Act effective immediately.

A copy of the withdrawal is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
10.1	Assignment Agreement entered into by CMKM Diamonds Inc. and Entourage Mining Ltd., dated October 20, 2005.
10.2	Mineral Property Purchase Agreement entered into by CMKM Diamonds Inc. and Entourage Mining Ltd., dated October 20, 2005.
99.1	United Carina Press Release, dated October 20, 2005.
99.2	Withdrawal of the Petition for Review in the Matter of CMKM Diamonds Inc. Administrative Proceeding File No. 3-11858.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMKM DIAMONDS INC.

By: /s/ Urban Casavant

Urban Casavant,
President and Chief Executive Officer

Date: October 21, 2005